UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01    Other Events.

On May 21, 2018, Steve Downing, President and Chief Executive Officer of Gentex Corporation (“Company”), entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 providing for a third-party broker to sell shares of common stock of the Company that Mr. Downing may acquire upon the vesting of the 18,000 restricted shares of common stock awarded to Mr. Downing on September 27, 2013, which vesting is anticipated to occur on September 27, 2018. The shares will be sold under the stock trading plan on the open market over the period of time and according to the other parameters set forth under the stock trading plan. The stock trading plan terminates on October 11, 2018.

On May 21, 2018, Kevin Nash, Vice President of Finance and Chief Financial Officer of the Company, entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 providing for a third-party broker to sell shares of common stock of the Company that Mr. Nash may acquire upon the vesting of the 6,000 restricted shares of common stock awarded to Mr. Nash on September 27, 2013, which vesting is anticipated to occur on September 27, 2018. The shares will be sold under the stock trading plan on the open market over the period of time and according to the other parameters set forth under the stock trading plan. The stock trading plan terminates on October 11, 2018.

On May 21, 2018, Scott Ryan, Assistant General Counsel and Corporate Secretary of the Company, entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 providing for a third-party broker to sell shares of common stock of the Company that Mr. Ryan may acquire upon the vesting of the 3,000 restricted shares of common stock awarded to Mr. Ryan on December 30, 2013, which vesting is anticipated to occur on December 31, 2018. The shares will be sold under the stock trading plan on the open market over the period of time and according to the other parameters set forth under the stock trading plan. The stock trading plan terminates on January 19, 2018.

On May 21, 2018, Neil Boehm, Vice President of Engineering and Chief Technology Officer of the Company, entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 providing for a third-party broker to sell shares of common stock of the Company that Mr. Boehm may acquire upon the vesting of the 4,000 restricted shares of common stock awarded to Mr. Boehm on September 27, 2013, which vesting is anticipated to occur on September 27, 2018. The shares will be sold under the stock trading plan on the open market over the period of time and according to the other parameters set forth under the stock trading plan. The stock trading plan terminates on October 11, 2018.

Rule 10b5-1 trading plans are permitted under the Company’s insider trading policy and other policies, and, to the extent required, transactions under such trading plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake any obligation to report Rule 10b5-1 plans by officers or directors of the Company in the future, or to report modifications or terminations of any such plans, whether or not any such plans were publicly announced.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2018

GENTEX CORPORATION
(Registrant)

By    /s/ Scott Ryan
Scott Ryan
Assistant General Counsel and
Corporate Secretary

By    /s/ Kevin Nash
Kevin Nash
Chief Financial Officer and
Vice President - Finance